SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):

August 11, 2003

SUPREME HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

NEVADA

(State or Other Jurisdiction of Incorporation)

333-45210

    88-0460457

(Commission File Number)                   (IRS Employer Identification Number)

340 N. Sam Houston Parkway E., Suite 100

Houston, Texas 77060

(Address of Principal Executive Offices and Zip Code)

(713) 621-4799

(Registrant's Telephone Number, Including Area Code)

ITEM 8.  CHANGE IN FISCAL YEAR.

On August 11, 2003, the board of directors of the Company determined that the Company would change its fiscal year end to June 30 from December 31.  Because the old fiscal year second quarter ended June 30, 2003, coincides with the end of the Company’s new fiscal year, the Company will not file Form 10-QSB for the second quarter but will instead file Form 10-KSB for the transition period ended June 30, 2003.  The Form 10-KSB will include audited financial statements for the transition period and is required to be filed no later than the ninetieth day following the determination to change the Company’s fiscal year end, or November 9, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPREME HOLDINGS, INC.

(Registrant)

Date: August 13, 2003

By:   /s/ Jim C. Pyle

           Jim C. Pyle, Chief Financial Officer